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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Apple Computer, Inc.

    We consent to incorporation by reference in the registration statements (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-24650, 33-31075, 33-40877,
33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281,
333-07437, 333-23719, 333-23725, and 333-60455) on Forms S-8 and registration statements (No. 33-62310) on Form S-3 and (Nos 333-10961 and 333-28191) on Forms S-3/A of Apple Computer, Inc. of our report dated October 14, 1998, relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 25, 1998 and September 26, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, and the related schedule, which report appears in the September 25, 1998 annual report on Form 10-K of Apple Computer, Inc.

                                          KPMG Peat Marwick LLP

Mountain View, California
December 21, 1998